EXHIBIT 10.6

                                OPTION AGREEMENT

     This Option Agreement (this "Agreement") is made and entered into as of this 4th day of June, 2003, by and among FinancialIndustries Corporation, a Texas corporation (the "Company"), Equita Financial and Insurance Services of Texas, Inc., a Texas corporation ("Purchaser"), and, solely for purposes of
Section 4.5, M&W Insurance Services, Inc., a Delaware corporation ("M&W").

                                    RECITALS

     WHEREAS, the Company has acquired or entered into agreements to acquire a group of companies (the "New Era Marketing Companies"), which are expected to broaden the Company's premium base and transition the Company to a full range financial services company;

     WHEREAS, Purchaser brought the opportunity to acquire the New Era Marketing Companies to the Company;

     WHEREAS, Investors Life Insurance Company of North America and Family Life Insurance Company, each a wholly-owned subsidiary of the Company, have entered into a marketing agreement with Purchaser pursuant to which Purchaser will provide marketing services with respect to the Company's senior group (over age
55) products (the "Services"); and

     WHEREAS, in connection with the introduction of the New Era Marketing Companies opportunity to the Company and the provisions of the Services to the Company, the Company desires to grant to Purchaser options to acquire Common Stock and other rights set forth herein in exchange for the consideration described herein.

                                    AGREEMENT

     For and in consideration of the mutual promises and covenants contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

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


     Section 1. Purchase Options.

     1.1 Options to Purchase Shares. In consideration of the introduction of the New Era Marketing Companies opportunity to the Company and the provis- ion of the Services, the Company has agreed to grant Purchaser the option to purchase shares of Common Stock as provided in Section 1.2 (the "Base Option") and in
Section 1.3 (the "Additional Option" and together with the Base Option, the "Purchase Option").

     1.2 Base Option.

         (a)  Base  Option  Qualifying  Premiums.  As used  in this  Agreement,
     (i)"Base Option Qualifying Premiums" means the aggregate amount of collected premiums for life insurance or annuity products issued by the Company or any insurance company affiliate of the Company as of the date hereof and any insurance company which becomes an affiliate of the Company after the date hereof, unless such future affiliate, at the time that the Company entered into a letter of intent or other expression of intent or purchase contract, whichever is earliest, (i) was engaged in the marketing and sale of life insurance policies, annuity contracts or other financial related products for the senior (over age 55) market (the "Senior Business") for at least 12 months (to include, without limitation, assumed reinsurance and direct written premiums by any such person) and (ii) derived more than fifty percent (50%)of its revenues from the Senior Business, that, in each case, are marketed by or through Marketing Sub (as defined in Section 4.2), whether through a contact made by an employee or agent of Marketing Sub or a marketing relationship developed through any insurance company affiliate of the Company (except as provided above), Marketing Sub, Purchaser, or any of their respective agents and (ii) "Base Option Determination Period" means the period beginning on July 1, 2003 and ending on December 31, 2005. Within ten (10) business days following the end of each calendar month within the Base Option Determination Period, the Company shall deliver to Purchaser a good-faith estimate of the Base Option Qualifying Premiums for that immediately preceding calendar month. Within ten (10) business days following the end of the Base Option Determination Period, the Company shall deliver to Purchaser a written calculation of Base Option Qualifying Premiums specifying in reasonable detail the basis for such calculation. Purchaser shall have the right, at reasonable times and upon reasonable notice, to inspect such books and records of the Company, Marketing Sub and the Insurance Companies as may be reasonably necessary to determine whether the calculation of Base Option Qualifying Premiums is correct. Purchaser may deliver to the Company, within twenty
     (20) business days following the end of the Base Option Determination Period, a written objection to the calculation of Base Option Qualifying Premiums and, if such objection is not resolved to the satisfaction of Purchaser within five (5) business days, then the disagreement shall be referred to a national accounting firm jointly selected by the Company and Purchaser (excluding firms which provide material services to the Company or Purchaser) (the "Base Option Arbitrator") who will determine the correct amount of Base Option Qualifying Premiums. In the event the parties cannot agree upon the selection of the Base Option Arbitrator within five (5) business days, each party shall select a Base Option Arbitrator (the fees and expenses of which will be borne by the selecting party) and such Base
     Option Arbitrators shall select within ten (10) days a Base Option Arbitrator that will determine the amount of Base Option Qualifying Premiums. The fees and expenses of the Base Option Arbitrator selected to determine the amount of Base Option Qualifying Premiums shall be borne by the Company and Purchaser in the same proportion that the dollar amount of the disputed Base Option Qualifying Premiums which are not resolved in favor of the Company or Purchaser (as applicable) bears to the total dollar amount of the disputed Base Option Qualifying Premiums resolved by the Base Option Arbitrator. For illustration purposes only, (A) if the total amount of the disputed Base Option Qualifying Premiums by Purchaser is $1,000,000, and Base Option Arbitrator resolved $500,000 of the disputed Base Option Qualifying Premiums in favor of Purchaser, the Company and Purchaser shall bear the Base Option Arbitrator's fees and expenses equally; or (B) if the total amount of disputed Base Option Qualifying Premiums by Purchaser is $1,000,000 and Base Option Arbitrator resolved $250,000 of the disputed Base Option Qualifying Premiums in favor of the Purchaser, Purchaser shall bear 75 percent and the Company shall bear 25 percent of the Base Option Arbitrator's fees and expenses. Each of Purchaser and the Company shall

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     bear the fees,  costs and  expenses of its own Base Option  Arbitrator,  if applicable, and all of its other expenses incurred in connection with matters contemplated by this Section 1.1(a). Any such determination by the Base Option Arbitrator shall be final, binding and conclusive upon the Company and Purchaser. If Purchaser does not object to the Company's calculation of Base Option Qualifying Premiums within the twenty (20) business day period specified above, then the Company's determination of Base Option Qualifying Premiums shall be final, binding and conclusive upon the Company and Purchaser.

          (b) Grant of Base Option. The Company hereby grants to Purchaser a conditional option to acquire, in the sole discretion of Purchaser, up to 169,000 shares of Common Stock from the Company at a per share exercise price equal to $16.42 per share (such price, the "Base Option Exercise Price"), but only if Base Option Qualifying Premiums for the Determination Period exceed $200,000,000 (the "Base Option"). The exercise of the Base Option shall be subject to the filing of appropriate documents with, and to the extent necessary, approval of, the Commissioner of Insurance of the State of Washington and such notices and consents as may be required under the insurance laws of any jurisdiction in which any of the Company or its subsidiaries is domiciled or does business. The Base Option may only be exercised once by delivery of written notice to the Company, signed by Purchaser, indicating that the Base Option is being exercised and specifying the number of shares of Common Stock it will acquire. Such notice may not be given until final determination of Base Option Qualifying Premiums pursuant to Section 1.2(a). Unless earlier exercised, the Base Option expires on December 31, 2006. The closing of the exercise of the Base Option pursuant to this Section 1.2(b) shall occur within ten (10) business days following delivery of the written exercise notice, the Base Option Exercise Price shall be paid in immediately available funds at the closing, and the acquired shares of Common Stock shall be delivered to Purchaser at the closing free and clear of any and all liens, claims and encumbrances (other than any such liens, claims and encumbrances created by Purchaser).

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


          1.3 Additional Option.

          (a) Qualifying Premiums. As used in this Agreement, (i) "Additional Option Qualifying Premiums" means the aggregate amount of collected premiums for life insurance or annuity products issued by the Company or any insurance company affiliate of the Company as of the date hereof, unless such future affiliate, at the time that the Company entered into a letter of intent or other expression of intent or purchase contract, whichever is earliest, (i) was engaged in the marketing and sale of life insurance policies, annuity contracts or other financial related products for the Senior Business for at least 12 months (to include, without limitation, assumed reinsurance and direct written premiums by any such person) and (ii) derived more than fifty percent (50%) of its revenues from the Senior Business, in each case, that are marketed by or through Purchaser and (ii) "Additional Option Determination Period" means the period beginning on July 1, 2003 and ending on December 31, 2005. Within ten (10) business days following the end of each calendar month within the Additional Option Determination Period, the Company shall deliver to Purchaser a good-faith estimate of the Additional Option Qualifying Premiums for that immediately preceding calendar month. Within ten (10) business days following the end of the Additional Option Determination Period, the Company shall deliver to Purchaser a written calculation of Additional Option Qualifying Premiums specifying in reasonable detail the basis for such calculation. Purchaser shall have the right, at reasonable times and upon reasonable notice, to inspect such books and records of the Company, the Insurance Companies and Marketing Sub as may be reasonably necessary to determine whether the calculation of Additional Option Qualifying Premiums is correct. Purchaser may deliver to the Company, within twenty (20) business days following the end of the Additional Option Determination Period, a written objection to the calculation of Additional Option Qualifying Premiums and, if such objection is not resolved to the satisfaction of Purchaser within five (5) business days, then the disagreement shall be referred to a national accounting firm jointly selected by the Company and Purchaser (excluding firms which provide material services to the Company or Purchaser) (the "Additional Option Arbitrator") who will determine the correct amount of Additional Option Qualifying Premiums. In the event the parties cannot agree upon the selection of the Additional Option Arbitrator within five (5) business days, each party shall select an Additional Option Arbitrator (the fees and expenses of which will be borne by the selecting party) and such Additional Option Arbitrators shall select within ten (10) days an Additional Option Arbitrator that will determine the amount of Additional Option Qualifying
     Premiums. The fees and expenses of the Additional Option Arbitrator selected to determine the amount of Additional Option Qualifying Premiums shall be borne by the Company and Purchaser in the same proportion that the dollar amount of the disputed Additional Option Qualifying Premiums which are not resolved in favor of the Company or Purchaser (as applicable) bears to the total dollar amount of the disputed Additional Option Qualifying Premiums resolved by the Additional Option Arbitrator. For illustration purposes only, (A) if the total amount of the disputed Additional Option Qualifying Premiums by Purchaser is $1,000,000, and the Additional Option Arbitrator resolved $500,000 of the disputed Additional Option Qualifying Premiums in favor of Purchaser, the Company and Purchaser shall bear the Additional Option Arbitrator's fees and expenses equally; or (B) if the total amount of disputed Additional Option Qualifying Premiums by Purchaser is $1,000,000 and the Additional Option Arbitrator resolved $250,000 of the disputed Additional Option Qualifying Premiums in favor of the Purchaser, Purchaser shall bear 75 percent and the Company shall bear 25 percent of the Additional Option Arbitrator's fees and expenses. Each of Purchaser and the Company shall bear the fees, costs and expenses of its own Additional Option Arbitrator, if applicable, and all of its other expenses incurred in connection with matters contemplated by this Section 1.3(a). Any such determination by the Additional Option Arbitrator shall be final, binding and conclusive upon the Company and Purchaser. If Purchaser does not object to the Company's calculation of Additional Option Qualifying Premiums within the twenty (20) business day period specified above, then the Company's determination of Additional Option Qualifying Premiums shall be final, binding and conclusive upon the Company and Purchaser.

          (b) Grant of Additional Option. The Company hereby grants to Purchaser a conditional option to acquire, in the sole discretion of Purchaser, up to 158,000 shares of Common Stock from the Company at a per share exercise price equal to $16.42 per share (such price, the "Additional Option Exercise Price"), but only at the rate of 10,000 shares for each $10,000,000 increment by which the Additional Option Qualifying Premiums for the Additional Option Determination Period exceed $200,000,000. The exercise of the Additional Option shall be subject to the filing of appropriate documents with, and to the extent necessary, approval of, the Commissioner of Insurance of the State of Washington and such notices and consents as may be required under the insurance laws of any jurisdiction in which any of the Company or its subsidiaries is domiciled or does business. The Additional Option may only be exercised once by delivery of written notice to the Company, signed by Purchaser, indicating that the Additional Option is being exercised and specifying the number of shares of Common
     Stock it will acquire. Such notice may not be given until final determination of Additional Option Qualifying Premiums pursuant to Section 1.3(a). Unless earlier exercised, the Additional Option expires on December 31, 2006. The closing of the exercise of the Additional Option pursuant to this Section 1.3(b) shall occur within ten (10) business days following delivery of the written exercise notice, the Additional Option Exercise Price shall be paid in immediately available funds at the closing, and the acquired shares of Common Stock shall be delivered to Purchaser at the closing free and clear of any and all liens, claims and encumbrances (other than any such liens, claims and encumbrances created by Purchaser).

     1.4 Certain Adjustment Events.

          (a) In case the Company shall hereafter (i) pay a dividend or make a distribution on its capital stock in shares of Common Stock, (ii) subdivide its outstanding shares of Common Stock into a greater number of shares,
     (iii) combine its outstanding shares of Common Stock into a smaller number of shares or (iv) issue by reclassification of its Common Stock other securities of the Company, the kind and amount of Common Stock and other securities shall be adjusted so that Purchaser upon the exercise of the Purchase Option shall be entitled to receive the number of shares of Common Stock or other securities of the Company that Purchaser would have owned immediately following such action had the Purchase Option been exercised immediately prior thereto.

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


          (b) In case of any capital reorganization or reclassification, or any consolidation or merger to which the Company is a party other than a merger or consolidation in which the Company is the continuing corporation, or in case of any sale or conveyance to another entity of all or substantially all of the assets of the Company, or in the case of any statutory exchange of securities with another corporation (including any exchange effected in connection with a merger of a third corporation into the Company), Purchaser shall have the right thereafter to exercise the Purchase Option and receive the kind and amount of securities, cash or other property that Purchaser would have owned or have been entitled to receive immediately after such reorganization, reclassification, consolidation, merger, statutory exchange, sale or conveyance had the Purchase Option been exercised immediately prior to the effective date of such reorganization, reclassification, consolidation, merger, statutory exchange, sale or conveyance. The above provisions of this Section 1.4(b) shall similarly apply to successive reorganizations, reclassifications, consolidations, mergers, statutory exchanges, sales or conveyances.

          (c) Whenever the number of shares of Common Stock purchasable upon the exercise of the Purchase Option is adjusted, as herein provided, the applicable exercise price shall be adjusted by multiplying such exercise price immediately prior to such adjustment by a fraction, the numerator of which shall be the number of shares of Common Stock purchasable upon exercise of the Purchase Option immediately prior to such adjustment, and the denominator of which shall be the number of the shares of Common Stock so purchasable immediately thereafter.

          (d) Whenever the number of shares of Common Stock purchasable upon the exercise of the Purchase Option or the exercise price is adjusted, as herein provided, the Company shall promptly mail by first class mail, postage prepaid, to Purchaser notice of such adjustment setting forth a brief statement of the facts requiring such adjustment and the computation by which such adjustment was made.

          (e) In the event that the Company makes a distribution to its shareholders (other than cash dividends that in the aggregate do not exceed, in any calendar year, an annualized rate of 3% of the closing price for the Company's Common Stock as reported on the NASDAQ National Market or other exchange or quotation system on which the Common Stock is traded on the trading day prior to the date of declaration of any such cash dividend)

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     or undertakes  some other capital change or transaction  that the Company's
     Board of Directors (the "Board") in its reasonable judgment determines is a distribution, change or transaction that warrants an adjustment similar to those otherwise provided in this Section 1.4, based upon the intent hereof but with respect to which the provisions hereof are not specifically applicable, adjustments to the number of shares of Common Stock purchasable upon exercise of the Purchase Option and the exercise price shall be made as a result of such distribution, change or transaction.

     1.5 Reservation of Common Stock. The Company covenants that it will, at all times during which the Purchase Option remains exercisable, maintain a sufficient number of authorized and unissued shares of Common Stock (or shares of Common Stock held in treasury) to fully comply with the provisions of this Agreement.


     Section 2. Representations and Warranties of the Company. The Company hereby represents and warrants to Purchaser that:

     2.1 Organization and Standing. The Company is a corporation validly existing and in good standing under the laws of the State of Texas. The Company has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted. The Company is duly qualified or registered as a foreign corporation to transact business under the laws of, and in each jurisdiction where, the character of its activities or the location of the properties owned or leased by it requires such qualification or registration, except where the failure to be so duly qualified or licensed and in good standing could not reasonably be expected to have a material adverse effect on the business, properties, results of operations or condition of the Company and its subsidiaries taken as a whole (a "Material Adverse Effect").

     2.2 Authority. The Company has full corporate power and authority to execute, deliver and perform this Agreement and any other agreements, documents, and instruments contemplated by this Agreement (collectively, the "Documents") to which it is a party. The execution, delivery and performance of this Agreement and the Documents to which it is a party and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by the Board, do not require any further corporate proceedings on the part of the Company, and do not and will not violate or conflict with the Company's Articles of Incorporation or Bylaws. This Agreement and the Documents to which it is a party have been and will be duly and validly executed and delivered by the Company, and, assuming this Agreement and such Documents constitute the valid and binding obligations of Purchaser, this Agreement and such Documents constitute valid and binding agreements of the Company, enforceable against the Company in accordance with their terms, except that enforcement thereof may be limited by (a) bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to creditors' rights and remedies generally and (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

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


     2.3 Consents and Approvals. No consent from or filing with any person or entity (including, without limitation, any governmental authority) on the part of the Company is required in connection with the execution or delivery by the Company of this Agreement or any of the Documents to which it is a party or the consummation by the Company of the transactions contemplated hereby or thereby, other than (a) filings with the Securities and Exchange Commission (the "SEC"), state securities laws administrators and the National Association of Securities Dealers, (b) the filing of appropriate documents with, and to the extent necessary, approval of, the Commissioner of Insurance of the State of Washington and such notices and consents as may be required under the insurance laws of any jurisdiction in which any of the Company or its subsidiaries does business and
(c) consents which have been obtained on or prior to the date hereof.

     2.4 Capitalization and Voting Rights. The authorized capital stock of the Company as of the date hereof consists of 25,000,000 shares of common stock, par value $0.20, of which 9,605,939 shares are issued and outstanding and, prior to giving effect to the transactions contemplated by that certain Stock Purchase and Option Agreement dated of even date herewith between the Company and American Physician Services Group, Inc., 2,252,457 shares were held as treasury shares by the Company or a subsidiary of the Company. There are no other authorized or outstanding classes or series of capital stock of the Company. The outstanding shares of Common Stock are all duly and validly authorized and issued, fully paid and nonassessable. Except as set forth on Schedule 2.4 attached hereto or pursuant to this Agreement, there are not outstanding any options, warrants, rights (including conversion or preemptive rights) or agreements for the purchase or acquisition (contingent or otherwise) from the Company of any shares of Common Stock. Except as set forth on Schedule 2.4 attached hereto or pursuant to this Agreement, the Company is not a party to any agreement, and, to the Company's knowledge, there is no agreement between any persons and/or entities, which affects or relates to the voting or giving of written consents with respect to any Common Stock, the election of the Company's directors, or the voting of the Company's directors.

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     2.5 Issuance and Ownership of Shares.  The shares of Common Stock purchased by Purchaser upon exercise of the Purchase Option, when issued, sold and delivered in accordance with the terms of this Agreement for the consideration
set  forth  herein,   will  be  duly  and  validly   issued,   fully  paid,  and
nonassessable, and will be issued free of any encumbrances (other than encumbrances created by Purchaser) and any restrictions on transfer other than restrictions under applicable state and federal securities laws. Except as set forth on Schedule 2.5 attached hereto, the Company has not directly or indirectly, since January 1, 2002, acquired or redeemed, or entered into any agreement providing for the acquisition or redemption of, any shares of Common Stock.

     2.6 Offering. Subject to the truth and accuracy of Purchaser's representations and warranties set forth in Section 3 of this Agreement, the grant of the Purchase Option is, and the issuance of the shares of Common Stock upon exercise thereof will be, exempt from the registration requirements of any applicable state and federal securities laws (other than notice filings required under applicable law), and neither the Company nor any authorized agent acting on its behalf will take any action that would cause the loss of such exemption.

     2.7 Litigation. Except as set forth in Schedule 2.7 attached hereto, there is no action, suit, proceeding or investigation pending or, to the Company's knowledge, threatened against the Company that questions the validity of this Agreement or the right of the Company to enter into this Agreement and to consummate the transactions contemplated hereby.

     2.8 Compliance with Other Instruments. The execution, delivery and performance of this Agreement and the Documents to which the Company is a party, and the consummation of the transactions contemplated hereby and thereby, will not (with or without the passage of time and giving of notice) result in (a) any violation or default under, or be in conflict with the provisions of, any agreement, instrument, judgment, order, writ, decree or contract currently in effect and applicable to the Company, (b) the creation of any lien, charge or encumbrance upon any assets of the Company, or (c) the suspension, revocation, impairment, forfeiture, or nonrenewal of any material permit, license, authorization, or approval applicable to the Company, its business or operations or any of its assets or properties, except, in the case of each of the foregoing clauses (a) through (c), for breaches that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

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     2.9 Securities  Filings.  Since January 1, 1999, the Company has filed with the SEC all reports and forms required to be filed by it with the SEC pursuant to the Securities Act of 1933, as amended (the "Securities Act"), and the Securities Exchange Act of 1934, as amended (the "Exchange Act") (all such reports, including all schedules thereto, are referred to collectively as the "Company Securities Filings"). As of their respective dates (or in the case of registration statements, at the time of effectiveness), or as of the date of the last amendment thereof, if amended after filing prior to the date hereof, or as modified by any subsequent Company Securities Filings prior to the date hereof, none of the Company Securities Filings contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Each of the Company Securities Filings at the time of filing (or in the case of registration statements, at the time of effectiveness), or as of the date of the last amendment thereof, if amended after filing prior to the date hereof, or as modified by any subsequent Company Securities Filings prior to the date hereof, complies in all material respects with the applicable requirements of the Exchange Act and the Securities Act, as applicable.

     2.10 Financial Statements. Except as noted thereon, the audited consolidated and unaudited consolidated interim financial statements of the Company and its subsidiaries included in the Company Securities Filings (the "Company Financial Statements") were prepared in accordance with generally accepted accounting principles applicable to the business of the Company and its subsidiaries during the period involved, consistently applied in accordance with past accounting practices, and fairly present (subject to normal and recurring year-end adjustments and the exclusion of footnote disclosure in interim Company Financial Statements) the consolidated financial condition and the consolidated results of operations of the Company and its subsidiaries as of the dates and for the periods indicated (except as modified by any subsequent Company Securities Filings prior to the date hereof). Except as set forth on Schedule
2.10 attached hereto, for liabilities contemplated by this Agreement or as reflected in the Company Financial Statements, as of their respective dates (except as modified by any subsequent Company Securities Filings prior to the date hereof), neither the Company nor any of its subsidiaries had any debts, obligations, guaranties of obligations of another or liabilities (contingent or otherwise) that would be required in accordance with generally accepted accounting principles to be disclosed in the Company Financial Statements, except for such debts, obligations, guaranties or liabilities which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

     2.11 Absence of Certain Changes or Events. Except as set forth in the Company Securities Filings or set forth on Schedule 2.11 attached hereto, since March 31, 2003 through the date of this Agreement, there has not been any event or occurrence that could reasonably be expected to have a Material Adverse Effect.

     2.12 No Undisclosed Liabilities. Except as set forth on Schedule 2.12 attached hereto, disclosed in the Company Securities Filings or Company Financial Statements, and except for such debts, obligations, guaranties or liabilities which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect, the Company and its subsidiaries do not have any liabilities or obligations whatsoever, whether accrued, contingent or otherwise. The Company knows of no basis for any claim against the Company or any subsidiary of the Company for any liability or obligation, except (a) to the extent set forth or reflected in the Company Securities Filings or the Company Financial Statements, (b) to the extent expressly set forth on any Schedule attached hereto or otherwise as described in this paragraph, (c) liabilities and obligations incurred in the normal and ordinary course of business, consistent with past practices both as to amount and frequency, since March 31, 2003, (d) those incident to transactions previously disclosed to the public, or (e) those which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

     2.13 New Era Transactions. Concurrently with the execution and delivery of this Agreement by the Company, the Company and FIC Financial Services, Inc. ("FIC Financial") have (a) consummated the transactions contemplated under each of those certain Stock Purchase Agreements of even date herewith listed on
Schedule 2.13 of this Agreement, (b) entered into that certain Marketing Agreement of even date herewith among Investors Life Insurance Company of North America, Family Life Insurance Company and Equita and (c) entered into that certain Employment Agreement of even date herewith by and between the Company and Pat Tedrow (collectively, the "New Era Transactions").

     2.14 No Severance Benefits; Rights Plans. Neither this Agreement, nor the Documents, nor any of the transactions contemplated hereby or thereby will result in any employee, former employee or other person being entitled to any severance benefit or change of control benefit. As of the date hereof, the Company is not a party to any shareholder rights plan or similar anti-takeover agreement or arrangement.

     Section 3. Representations of Purchaser. Purchaser represents and warrants to the Company that:

     3.1 Authority. Purchaser (a) is duly incorporated, validly existing and in good standing under the laws of the State of Texas, (b) has full corporate power and authority to execute, deliver and perform this Agreement and any other Documents to which it is a party. This Agreement and the Documents to which it is a party have been and will be duly and validly executed and delivered by Purchaser, and, assuming this Agreement and such Documents constitute the valid and binding obligations of the Company, this Agreement and such Documents constitute valid and binding agreements of Purchaser, enforceable against Purchaser in accordance with their terms, except that enforcement thereof may be limited by (a) bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to creditors' rights and remedies generally and (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

     3.2 Consents and Approvals. No consent from or filing with any person or entity (including, without limitation, any governmental authority) on the part of Purchaser is required in connection with the execution or delivery by
Purchaser of this Agreement or any of the Documents to which it is a party or the consummation by Purchaser of the transactions contemplated hereby or thereby, other than (a) filings with the SEC, state securities laws administrators and the National Association of Securities Dealers and (b) the filing of appropriate documents with, and to the extent necessary, approval of, the Commissioner of Insurance of the State of Washington and such notices and consents as may be required under the insurance laws of any jurisdiction in which the Company or its subsidiaries is domiciled or does business.

     3.3 Litigation. There is no action, suit, proceeding or investigation pending or, to Purchaser's knowledge, threatened against Purchaser that questions the validity of this Agreement or the right of Purchaser to enter into this Agreement and to consummate the transactions contemplated hereby.

     3.4 Investment Representations. Purchaser:

               (a) Is an accredited investor, and has not retained or consulted with any purchaser representative, as such terms are defined in Rule 501 of Regulation D promulgated under the Securities Act, in connection with its execution of this Agreement and the Documents to which it is a party and the consummation of the transactions contemplated hereby and thereby;

               (b) Has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of an investment in the Company;

               (c) Will acquire the Purchase Option and any shares of Common Stock issuable upon exercise of the Purchase Option (to the extent such shares are not then covered by an effective registration statement) for its own account for investment and not with the view toward resale or redistribution in a manner which would require registration under the Securities Act, the Texas Securities Act, as amended, or the securities laws of any other state, and Purchaser does not have any reason to anticipate any change in its respective circumstances or other particular occasion or event which would cause Purchaser to sell its Purchase Option or shares of Common Stock issuable upon exercise thereof, or any part thereof or interest therein, and Purchaser has no present intention of dividing the Purchase Option or shares of Common Stock issuable upon exercise thereof with others or reselling or otherwise disposing of the shares of Common Stock or any part thereof or interest therein either currently or after the passage of a fixed or determinable amount of time or upon the occurrence or nonoccurrence of any predetermined event or circumstance;

               (d) In connection with entering into this Agreement and the Documents to which it is a party, and in making the investment decisions associated therewith, has neither received nor relied on any representations or warranties from the Company, or the officers, directors, shareholders, employees, partners, managers, members, agents, consultants, personnel or similarly related parties of the Company, other than those representations and warranties expressly set forth in this Agreement;

               (e) Is able to bear the economic risk of an investment in the shares of Common Stock upon exercise of the Purchase Option and has sufficient net worth to sustain a loss of its entire investment without material economic hardship if such a loss should occur;

               (f) Acknowledges that an investment in shares of Common Stock involves a high degree of risk, and that such Common Stock may be or become an illiquid investment;

               (g)  Understands  that the Purchase  Option is, and the shares of
          Common Stock issuable upon exercise thereof will upon such issuance be, "restricted securities" as defined under Rule 144 of the Securities Act, and that such Purchase Option and shares of Common Stock may not be sold or offered for sale in the absence of an effective registration statement under the Securities Act and any state securities laws or pursuant to an exemption from registration;

               (h) Acknowledges that each certificate representing the shares of the Common Stock upon exercise of the Purchase Option, to the extent not then covered by an effective registration statement, will be endorsed with substantially the following legend until such time as such shares of Common Stock have been registered: THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY STATE SECURITIES LAWS. THEY MAY NOT BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE APPLICABLE SECURITIES UNDER THE ACT AND ANY STATE SECURITIES LAWS OR PURSUANT TO AN EXEMPTION FROM REGISTRATION; and

               (i) Is domiciled in the jurisdiction and at the address set forth in Section 6.6.


     Section 4. Covenants.

     4.1 Board Seats. As soon as practicable following the date hereof, the Company shall appoint Eugene Woznicki (or any substitute designee of Purchaser reasonably acceptable to the Company) (the "Purchaser Nominee") to serve on the Board. The Company further agrees, with respect to the 2003 annual shareholders meeting and 2004 annual shareholders meeting, (a) to propose as a nominee for election to the Board at such meeting the individual designated as the Purchaser Nominee, (b) to include the name of the Purchaser Nominee on the Company's proxy statement and proxy card for such meeting, (c) to recommend to its shareholders the election of the Purchaser Nominee to the Board, (d) to solicit proxies on behalf of the Purchaser Nominee to the same extent proxies are solicited on behalf of any other nominee for election to the Board and (e) to cause the attorneys-in-fact or proxies named in the applicable proxy cards to vote the shares with respect to which proxies are given in the manner directed by such proxy cards. Notwithstanding anything to the contrary herein, in the event that the attorneys-in-fact or proxies referenced in clause (e) of the preceding sentence utilize cumulative voting, such persons shall cumulate votes in favor of the Purchaser Nominee if such cumulative voting will result in the election of at least eight directors. If the Purchaser Nominee is removed for cause or is otherwise unwilling or unable to serve as a director of the Company for any reason, Purchaser shall notify the Company in writing of a replacement Purchaser Nominee and the Company shall cause such replacement Purchaser Nominee to be appointed provided that such replacement Purchaser Nominee is reasonably acceptable to the Company. The Company represents and warrants that its Articles of Incorporation and Bylaws permit the actions set forth in this Section 4.1 without Company shareholder approval; provided that the Company does not make any representation as to the applicability or requirements of any provision of the Texas Business Corporation Act, as amended, with respect to such actions.

     4.2 Creation of Subsidiary. Promptly following the execution of this Agreement, the Company shall (a) create a wholly-owned subsidiary for the principal purpose of marketing and selling life and annuity insurance products ("Marketing Sub"), and (b) use its commercially reasonable efforts to hire Pat Tedrow (upon terms agreeable to the Company and Pat Tedrow) who will have primary responsibility for implementation of Marketing Sub's insurance and securities marketing plans and who will report directly to the most senior executive officer of the Company. The Company agrees to use all commercially reasonable efforts to facilitate the production and acceptance of life and annuity insurance products by Marketing Sub and Purchaser, including, without limitation, appropriately staffing and structuring Marketing Sub to enable full implementation of its insurance and securities marketing plans, providing appropriate and legally approved policy forms which are competitive with similar products within the industry and marketplace, ensuring a customary underwriting process for issuance of products, and maintaining adequate reserves to enable full realization of Marketing Sub's insurance and securities marketing plans. Nothing contained in this Section 4.2 is intended to confer any right of employment and Pat Tedrow has no rights to enforce the provisions of this
Section 4.2.

     4.3 Expenses. Except as set forth in Sections 1.2(a) and 1.3(a), all expenses incurred by the parties hereto shall be borne solely and entirely by the party that has incurred such expenses.

     4.4 Publicity. Neither party nor any of their respective affiliates shall issue or cause the publication of any press release or other announcement with respect to this Agreement or the transactions contemplated hereby without a prior consultation of the other party, except as may be required by law or by any listing agreement with a national securities exchange or quotation system, and will use reasonable efforts to provide copies of such release or other announcement to the other party, and give due consideration to such comments as the other party may have, prior to such release.

     4.5 Voting of Shares. With respect to the 204,918 shares of Common Stock acquired by M&W pursuant to a Stock Purchase Agreement dated as of the date hereof between M&W and The Roy F. and Joann Cole Mitte Foundation (the
"Foundation"), notwithstanding anything to the contrary contained in that certain Equita Acknowledgement and Agreement dated as of the date hereof between the Company and the Foundation, M&W hereby agrees that, solely for the benefit of the Company, the terms of the proxy granted to the Company with respect to such shares of Common Stock pursuant to Section 2.1(a) of that certain Compromise and Settlement Agreement and Mutual Release dated as of May 15, 2003 among the Company, the Foundation and the other parties thereto, shall continue solely with respect to the election of directors at the Company's 2003 annual shareholders' meeting, and following such 2003 annual shareholders' meeting, such proxy shall be of no further force or effect.

     Section 5. Indemnification.

     5.1 Survival. The representations and warranties of the parties contained herein or in any Document (unless otherwise provided in such Document) shall survive for a period of two (2) years following the date of this Agreement (the "Survival Period").

     5.2 Indemnification by the Company.

          (a) The Company shall indemnify Purchaser and its affiliates, and their respective partners, principals, officers, directors, managers, members, employees, independent contractors, agents, representatives, and other similarly situated parties, and the successors, heirs and personal representatives of any of them (collectively, "Purchaser Indemnified Parties"), against and hold them harmless from any and all damage, claim, loss, liability and expense (including, without limitation, reasonable expenses of investigation and attorneys' fees and expenses) (collectively, "Damages") incurred or suffered by any Purchaser Indemnified Party arising out of or relating to any breach of any representation, warranty, covenant or other agreement of the Company contained herein or in any Document that is asserted in writing to the Company prior to the expiration of the Survival Period. The Company acknowledges and agrees that Purchaser is also relying on, among other things, the representations, warranties, covenants and other agreements of the Company contained herein in acquiring shares of Common Stock from the Roy F. and Joann Cole Mitte Foundation pursuant to a stock purchase agreement of even date herewith (the "Purchase Agreement"). Accordingly, Damages of a Purchaser Indemnified Party under this Agreement shall include, but shall not be limited to, Damages associated with acquiring or holding shares of Common Stock arising out of or relating to any breach of any representation, warranty, covenant or other agreement of the Company contained in Section 2 of this Agreement subject to the limitations set forth in this Section 5. Notwithstanding the provisions of this Section 5.2, the maximum liability of the Company under this Agreement shall be $3,000,000 (the "Maximum Liability").

          (b) Notwithstanding any provision herein to the contrary:

                    (i) the Company shall  indemnify  the Purchaser  Indemnified
               Parties against and hold them harmless from any and all Damages incurred or suffered by any Purchaser Indemnified Party arising out of or relating to actions, claims or suits, pending or threatened, which may be brought against the Purchaser Indemnified Parties relating to the Compromise and Settlement Agreement, dated May 15, 2003, entered into among the Company and the other parties thereto (the "Settlement Agreement"); provided that the provisions of this Section 5.2(b) shall not apply to any breach or alleged breach by any Purchaser Indemnified Party of any provision of the Purchase Agreement; and

                    (ii) the  Maximum  Liability  shall not be  applicable  with respect to any claim for indemnity under this Section 5.2(b).

     5.3 Indemnification by Purchaser. Purchaser shall indemnify the Company and its affiliates, and their respective partners, principals, officers, directors, employees, independent contractors, agents, representatives and other similarly situated parties, and the successors, heirs and personal representatives of any of them (collectively, the "Company Indemnified Parties"), against and hold them harmless from any and all Damages incurred or suffered by any Company Indemnified Party arising out of or relating to any breach of any representation, warranty, covenant or other agreement of Purchaser contained herein or in any Document that is asserted in writing to Purchaser prior to the expiration of the Survival Period. Notwithstanding the provisions of this
Section 5.3, the maximum liability of Purchaser under this Agreement shall be the Maximum Liability.

     5.4 Indemnification; Notice and Settlements. A party seeking indemnification pursuant to Sections 5.2 or 5.3 (an "Indemnified Party") with respect to a claim, action or proceeding initiated by a person or entity who is not a Purchaser Indemnified Party or a Company Indemnified Party shall give prompt written notice to the party from whom such indemnification is sought (the "Indemnifying Party") of the assertion of any claim, or the commencement of any action or proceeding, in respect of which indemnity may be sought hereunder; provided that the failure to give such notice shall not affect the Indemnified Party's rights to indemnification hereunder, unless such failure shall prejudice in any material respect the Indemnifying Party's ability to defend such claim, action or proceeding. The Indemnifying Party shall have the right to assume the defense of any such action or proceeding at its expense, provided that no settlement shall be executed without the prior written consent of the
Indemnified Party (which consent shall not be unreasonably withheld). If the Indemnifying Party shall elect not to assume the defense of any such action or proceeding, or fails to make such an election within 20 days after it receives such notice pursuant to the first sentence of this Section 5.4, the Indemnified Party may assume such defense at the expense of the Indemnifying Party. The Indemnified Party shall have the right to participate in (but not control) the defense of an action or proceeding defended by the Indemnifying Party hereunder and to retain its own counsel in connection with such action or proceeding, but the fees and expenses of such counsel shall be at the Indemnified Party's expense unless (i) the Indemnifying Party and the Indemnified Party have mutually agreed in writing to the retention of such counsel or (ii) the named parties in any such action or proceeding (including impleaded parties) include the Indemnifying Party and the Indemnified Party, and representation of the Indemnifying Party and the Indemnified Party by the same counsel would create a conflict (in which case the Indemnifying Party shall not be permitted to assume the defense of such claim, action or proceeding); provided that, unless otherwise agreed by the Indemnifying Party, if the Indemnifying Party is obligated to pay the fees and expenses of such counsel, the Indemnifying Party shall be obligated to pay only the fees and expenses associated with one attorney or law firm (plus local counsel as required), as applicable, for the Indemnified Party. An Indemnifying Party shall not be liable under Section 5.2 or 5.3 for any settlement effected without its written consent, of any claim, action or proceeding in respect of which indemnity may be sought hereunder.

     Section 6. Miscellaneous.

     6.1 Transferability; Successors and Assigns. Except in connection with the sale of all the outstanding capital stock of Purchaser, or the sale of all or substantially all of the assets of Purchaser, neither this Agreement nor any of the rights, interests or obligations hereunder (including, without limitation, the right to exercise the Purchase Option) shall be assigned, transferred or conveyed by Purchaser without the prior written consent of the Company, which consent may be granted or withheld in its sole discretion; provided that Purchaser shall be entitled to pledge the Purchase Option in connection with a bona fide loan, and, subject to compliance with the securities laws, the lender may foreclose on such pledge without the prior written consent of the Company. Subject to the preceding sentence, the provisions of this Agreement shall be binding upon, and inure to the benefit of, the permitted respective successors, assigns, heirs, executors and administrators of the parties hereto.

     6.2 Entire Agreement. This Agreement, including the Documents and all schedules and exhibits hereto, embody the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings relating to such subject matters.

     6.3 Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Signatures delivered by telecopy shall be considered for all purposes to be the same as original signatures.

     6.4 Severability. If any provision of this Agreement is held by final judgment of a court of competent jurisdiction to be invalid, illegal or unenforceable, such invalid, illegal or unenforceable provision shall be severed from the remainder of this Agreement, and the remainder of this Agreement shall be enforced. In addition, the invalid, illegal or unenforceable provision shall be deemed to be automatically modified, and, as so modified, to be included in this Agreement, such modification being made to the minimum extent necessary to render the provision valid, legal and enforceable.

     6.5 Governing Law; Venue. This Agreement Shall Be Governed By And Construed In Accordance With The Laws Of The State Of Texas, Irrespective Of Any
Conflict-Of-Laws Rule Or Principle Of Any Jurisdiction That Might Refer The Governance Or Construction Of This Agreement To The Laws Of Any Other
Jurisdiction. This Agreement Can Be Performed In Whole Or In Part In Travis County, Texas, And Venue For Any Action Relating To This Agreement Shall Be Proper Only In Federal Or State Courts Located Within Travis County, Texas. Each Party Agrees That It Must Bring Any Action Related To This Agreement Or Any Document Only In The Federal Or State Courts Located Within Travis County, Texas.

     6.6 Notices. Any notices or demands required or permitted to be given hereunder shall be deemed sufficiently given if in writing and delivered, transmitted or mailed (with all postage and charges prepaid), addressed to the recipient at the address provided below, or at such other address as any party may from time to time designate by written notice to the other parties given in accordance with this Section 6.6. Any such notice, if personally delivered or transmitted by facsimile, shall be deemed to have been given on the date so delivered or transmitted or, if mailed, be deemed to have been given on the day after such notice is placed in the United States mail in accordance with this
Section 6.6.

                Company:        Financial Industries Corporation
                                6500 River Place Blvd., Building One
                                Austin, Texas 78730
                                Attn: Gene Payne and Ted Fleron
                                Facsimile No.: (512)404-5051

                Purchaser:      Equita Financial and Insurance Services
                                 of Texas, Inc.
                                11551 Forest Central Drive
                                Forest Central Drive II, Second Floor
                                Attn: Richard G. Wolfe, President
                                Facsimile No.:  (214) 553-5384



                With a
                 copy to: Hance Scarborough Wright Ginsberg & Brusilow 14755 Preston Road, Suite 600, L.B. 64 Dallas, Texas 75254
                                Attention: Paul B. Sander, Esq.
                                Fax: (972) 702-0662


     6.7 Further Assurances. Each party of this Agreement hereby covenants and agrees, without the necessity of any further consideration, to execute and deliver any and all such further documents and take any and all such other actions as may be reasonably necessary to appropriately carry out the intent and purposes of this Agreement and the Documents and the transactions contemplated hereby and thereby. Each party will use its good faith efforts to carry out and comply with the provisions of this Agreement.

     6.8 No Third-Party Beneficiaries. Except as provided in Sections 5.2 and 5.3, this Agreement shall not confer any rights or remedies upon any person other than the parties hereto and their respective successors and permitted assigns.

     6.9 Amendments. This Agreement may not be amended or modified except by an instrument in writing signed by each of the parties.

                            [signature page follows]

                                 SIGNATURE PAGE
                                       TO
                                OPTION AGREEMENT

     IN WITNESS WHEREOF, the parties hereto have executed this Option Agreement as of the day and year first above written.

COMPANY:                                FINANCIAL INDUSTRIES CORPORATION


                                        By:____________________________________
                                        Name:__________________________________
                                        Title:_________________________________


PURCHASER:                              EQUITA FINANCIAL AND INSURANCE SERVICES
                                        OF TEXAS, INC.


                                        By:____________________________________
                                        Name:__________________________________
                                        Title:_________________________________

                                 SIGNATURE PAGE
                                       TO
                                OPTION AGREEMENT

     IN WITNESS WHEREOF, solely with respect to Section 4.5, the undersigned has executed this Option Agreement as of the day and year first above written.



M&W                                     M&W INSURANCE SERVICES, INC.


                                        By:____________________________________
                                        Name:__________________________________
                                        Title:_________________________________

                                  Schedule 2.4

                                 Capitalization

Options

     1. Employee Stock Option Plans - there are outstanding options to purchase 180,036 shares, as of the date hereof.

     2. Option Agreement of even date herewith between the Company and Equita Financial and Insurance Services of Texas, Inc.

     3.   Option  Agreement  of even date  herewith  between the Company and Pat
          Tedrow.

     4. Options held by Investors Life Insurance Company of North America ("Investors Life") - 500,411 shares are issuable upon exercise of an option held by Investors Life, as of the date hereof.


Voting Agreements

     1.   Settlement Agreement (as defined in Section 5.2(b)(i)).

                                  Schedule 2.5

                        Issuance and Ownership of Shares


     1.   Settlement Agreement.

                                  Schedule 2.7

                                   Litigation


          None.

                                  Schedule 2.10

                              Financial Statements


     1.   Settlement Agreement.

                                  Schedule 2.11

                      Absence of Certain Changes or Events


          None.

                                  Schedule 2.12

                             Undisclosed Liabilities


     1. Settlement Agreement.

     2.   New Era Transactions.

                                  Schedule 2.13

                            Stock Purchase Agreements


     1. Stock Purchase Agreement, dated as of June 4, 2003, among JNT Group, Inc., Earl W. Johnson, Total Compensation Group Consulting, Inc., Financial Industries Corporation and FIC Financial Services, Inc.

     2. Stock Purchase Agreement, dated as of June 4, 2003, among Paragon Benefits, Inc., The Paragon Group, Inc., Paragon National, Inc., Scott
          A. Bell, Wayne C. Desselle, Chris Murphy, Financial Industries Corporation and FIC Financial Services, Inc.

     3. Stock Purchase Agreement, dated as of June 4, 2003, among Total Compensation Consulting Group, Inc., John Pesce, Mike Cochran, Arthur
          A. Howard, Geoffrey Calaway, W.M. Hartman, Edward F. Harman, III, M.B. Donaldson, Teri Hoyt, Alycia Andrews, Charles Francis, Tom Cook, David Allen, Marcus Smith, Financial Industries Corporation and FIC Financial Services, Inc.